Exhibit 10.4

AMENDED AND RESTATED OFFICE/WAREHOUSE
LEASE SECOND EXTENSION AGREEMENT

This Second Extension Agreement made as of this 20th day of Oct, 2011, by and between Arden Partners I, L.L.P., a Minnesota limited liability partnership, (“Lessor”) and IntriCon, Inc., a Minnesota Corporation, and IntriCon Corporation, a Pennsylvania corporation (collectively “Lessee”).

RECITALS

Whereas, Lessor and Lessee’s predecessor Resistance Technology, Inc. (“RTI”) entered into an Amended and Restated Office/Warehouse Lease dated November 1, 1996, for the property (“Premises”) described therein located at 1260 Red Fox Road, Arden Hills, Minnesota, for a term expiring October 31, 2003.

Whereas, by Extension Agreement dated as of October 1, 2001, between Lessor and RTI the term of said lease was extended to October 31, 2011 (said lease as amended being hereinafter referred to as the “Lease”).

Whereas, Lessor and Lessee desire to extend the term of the Lease and modify certain of the terms and provisions of the Lease.

Now, Therefore, In Consideration of the foregoing and the mutual agreements contained herein, the parties hereto do hereby agree as follows:

1.        The term of the Lease shall be extended for two (2) years from and after October 31, 2011, and the new Expiration Date shall be October 31, 2013.

2.        The annual Base Rent shall be as follows:

            From November 1, 2011 to October 31, 2013 $372,090.00

3.        Lessee shall have the option to extend the term of the Lease for one period of three years (11/1/13-10/31/16) upon the same terms and conditions set forth in the Lease as amended hereby, except the annual Base Rent shall be increased (but not decreased) to the fair market rental value of the Premises as of November 1, 2013. Lessee may exercise such option by giving written notice to Lessor at least six months prior to the end of the term then in effect. After giving of said notice, the parties shall negotiate in good faith to determine the fair rental value for a period of 30 days. If the parties cannot agree on the fair rental value, said fair rental value shall be determined by arbitration under the rules of the real estate industry of the American Arbitration Association.

4.        It is understood that Lessee is in possession of the Premises, and Lessee accepts the Premises “as is.”

5.        Lessor and Lessee agree that the Lease as amended by this Second Extension Agreement is the entire agreement of the parties, and the “Extension Agreement” referenced at Articles 1 and 40 of the Lease, to the extent inconsistent with the terms of the Lease as amended by this Second Extension Agreement, is hereby superseded.

6.        Except as modified herein, all other terms and provisions of the Lease shall remain in full force and effect.

In Witness Whereof, the parties have executed this Second Extension Agreement as of the date first above written.

LESSOR:			LESSEE:

Arden Partners I, L.L.P.			IntriCon, Inc.

By:	/s/	Thomas A. Giguere	By:	/s/	Scott Longval
		Thomas A. Giguere			Scott Longval

Its:	Managing Partner		Its:	CFO

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